Exhibit 1

                             Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13D with respect to the common stock of TTR Technologies, Inc., and further agree that this joint filing agreement be included in this filing. In evidence thereof, the undersigned hereby execute this Agreement on the 30th day of April, 2002.

DIMENSIONAL PARTNERS, LTD.
By: JDS Capital Management, Inc.,
its investment manager and sub-advisor

By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: President


DIMENSIONAL PARTNERS, L.P.
By: JDS Asset Management, LLC,
its general partner

By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: Managing Member


JDS CAPITAL L.P.
By: JDS Capital Management, LLC,
its general partner

By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: Managing Member


JDS CAPITAL MANAGEMENT, LLC
By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: Managing Member


                              Page 17 of 18 pages
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JDS ASSET MANAGEMENT, LLC

By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: Managing Member


JDS CAPITAL MANAGEMENT, INC.

By: /s/ Joseph D. Samberg
--------------------------------
Name:  Joseph D. Samberg
Title: President

/s/ Joseph D. Samberg
--------------------------------
Joseph D. Samberg


                              Page 18 of 18 pages